As filed with the Securities and Exchange Commission on January 22, 1998

                                                Registration No. _______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 --------------


                               ASAHI/AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Massachusetts                                    04-2621836
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                  35 Green Street, Malden, Massachusetts 02148
                  --------------------------------------------
                    (Address of Principal Executive Offices)


                         Asahi/America, Inc. 401(k) Plan
                         -------------------------------
                              (Full title of plan)


                           Leslie B. Lewis, President
                               Asahi/America, Inc.
                                 35 Green Street
                           Malden, Massachusetts 02148
          ------------------------------------------------------------
          (Name and address, including zip code, of agent for service)


                                 (781) 321-5409
          ------------------------------------------------------------
          (Telephone number, including area code of agent for service)


                                   Copies to:

                             Marianne Gilleran, Esq.
                               Gadsby & Hannah LLP
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-7000

                         CALCULATION OF REGISTRATION FEE

================================================================================

-------------------------------------------------------------------------------------------------------------
    Title of                                      Proposed                Proposed
Securities to be           Amount to be            Maximum                 Maximum              Amount of
  Registered(1)            Registered(2)        Offering Price            Aggregate          Registration Fee
                                                 Per Share(3)             Offering
                                                                           Price(3)
-------------------------------------------------------------------------------------------------------------
  Common Stock,              100,000                $6.35                 $635,000             $187.33
no par value per
     share
-------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amount of shares registered hereunder is based upon an estimate of the number of shares of Common Stock to be issued pursuant to the employee benefit plan described herein. In addition, pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Common Stock, approximately $6.56 and $6.13, respectively, as reported on the Nasdaq National Market on January 16, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement on Form S-8. Such documents and the documents incorporated by reference in this registration statement on Form S-8 pursuant to Item 3 of Part II hereof, as described below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this registration statement:

        (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("Fiscal 1996") filed by Asahi/America, Inc. (the "Company") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) All other reports filed by the Company and the Company's 401(k) Plan (the "Plan") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of Fiscal 1996; and

        (c) The description of the Company's securities in the Company's Form 8-A Registration Statement filed with the Commission and dated April 25, 1996, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered in this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the following provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Section 67 of Chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization; (ii) a by-law adopted by the stockholders; or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

        The Restated Articles of Organization and By-Laws of the Company permit the Company to indemnify an officer or director in respect of claims made by reason of his status with the Company including, all liabilities and expenses imposed upon or incurred by such person in connection with or arising out of, the defense or disposition of any action, suit or other proceeding. Expenses incurred in defense of such action may be paid by the Company in advance of final disposition upon receipt of an undertaking to repay if there is an ultimate determination that he is not entitled to be indemnified.

        The Company's Restated Articles of Organization eliminate the personal liability of the Company's directors for monetary damages for the breach of their fiduciary duty as directors to the Company and its stockholders, notwithstanding any provision of law imposing such liability. The Company's Restated Articles of Organization, however, do not eliminate liability of the Company's directors for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law and actions leading to improper personal benefit to the director, or under Section 61 or 62 of the Massachusetts Business Corporation Law.

        The Company's By-Laws, as amended, state that the Company shall provide no indemnification with respect to any matter as to which any such director, officer or other person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith and the reasonable belief that his action was in the best interest of the Company or, to the extent such a matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Company shall provide no indemnification with respect to any matter settled or compromised, pursuant to a consent decree or otherwise, unless such settlement or compromise shall have been approved as in the best interest of the Company or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan, after notice that indemnification is involved by (i) a disinterested majority of the board of directors or (ii) the holders of a majority of the outstanding stock entitled to elect directors, voting as a single class, exclusive of any stock owned by any interested director, officer or other person.

        The Company has purchased directors and officers liability insurance covering liabilities incurred by its officers and directors in connection with the performance of their duties in the amount of $3,000,000.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this registration statement:

 Exhibit
  Number            Description
--------   ---------------------------------------------------------------------

   4.1     Asahi/America, Inc. 401(k) Plan, as amended.

   4.2     Restated Articles of Organization of the Company (previously filed as
           Exhibit 3.1.1 to the Company's Registration Statement on Form S-1 (File No. 333-2314) and hereby incorporated by reference).

   4.3 Bylaws of the Company, as amended (previously filed as Exhibit 3.2.1 to the Company's Registration Statement on Form S-1 (File No. 333-2314) and hereby incorporated by reference).

   23      Consent of Arthur Andersen LLP.

   24      Power of Attorney.

        The registrant has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malden, Commonwealth of Massachusetts, on January 22, 1998.

                                                  ASAHI/AMERICA, INC.


                                                  By /s/ Leslie B. Lewis
                                                     ---------------------------
                                                     Leslie B. Lewis,  President


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                         Title                           Date
    ---------                         -----                           ----

/s/ Leslie B. Lewis            President and Director           January 22, 1998
-----------------------------  (Principal Executive Officer)
Leslie B. Lewis


                               Director
-----------------------------
Kazuyuki Sato


                               Director
-----------------------------
Masashi Uesugi


/s/ Nannette S. Lewis          Director                         January 22, 1998
-----------------------------
Nannette S. Lewis


/s/ Jeffrey C. Bloomberg       Director                         January 22, 1998
-----------------------------
Jeffrey C. Bloomberg


/s/ Samuel J. Gerson           Director                         January 22, 1998
-----------------------------
Samuel J. Gerson


/s/ Kozo Terada                Vice President and Treasurer     January 22, 1998
-----------------------------  (Principal Financial and
Kozo Terada                    Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, the persons who administer the employee benefit plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malden, Commonwealth of Massachusetts, on January 22, 1998.

                                        ASAHI/AMERICA, INC.
                                        401(k) PLAN


                                        /s/ Leslie B. Lewis
                                        -------------------
                                        By:  Leslie B. Lewis, Plan Administrator
                                        Duly Authorized


                                        /s/  John E. Lawrence
                                        ---------------------
                                        By: John E. Lawrence, Plan Administrator
                                        Duly Authorized


                                        /s/  Kozo Terada
                                        ----------------
                                        By:  Kozo Terada, Plan Administrator
                                        Duly Authorized

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Description
-------           -----------

  4.1      Asahi/America, Inc. 401(k) Plan, as amended.

  4.2      Restated Articles of Organization of the Company (previously filed as
           Exhibit 3.1.1 to the Company's Registration Statement on Form S-1 (File No. 333-2314) and hereby incorporated by reference).

  4.3 Bylaws of the Company, as amended (previously filed as Exhibit 3.2.1 to the Company's Registration Statement on Form S-1 (File No. 333-2314) and hereby incorporated by reference).

  23       Consent of Arthur Andersen LLP.

  24       Power of Attorney.